Exhibit 10.1

eMajix.com, Inc.

2001 STOCK OPTION PLAN

ARTICLE I

PURPOSE

eMajix.com, Inc. (the "Company"), is largely dependent for the successful conduct of its business on the initiative, effort and judgment of its officers and employees. This Stock Option Plan (the "Plan") is intended to provide the key employees of the Company an incentive through stock ownership in the Company and encourage them to remain in the Company's employ. Moreover, since the Incentive Stock Options and Non-Qualified Stock Options provided for in the Plan are subject to various alternative provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Committee (as hereinafter defined) will have considerable latitude in shaping options granted under the Plan to the particular circumstances of the optionee, thus recognizing the full incentive value of the option.

ARTICLE II

ADMINISTRATION

The Plan shall be administered by the Board of Directors (the "Board") of the Company or the Board, at its option, may delegate the administration of the Plan to a committee of the Board (the Board and the Committee are hereinafter collectively or alternatively referred to as the "Committee") subject to the provisions of this Article II. All members of the Committee shall be approved by the board of Directors of the Company and shall be selected by (and serve at the pleasure of) the Board. Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to recommend to the Board the individuals within the class set forth in Article IV to whom, and the time and price per share at which, options shall be granted, and the number of shares to be subject to each option. In making such determination, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations regulating it, to recommend to the Board the terms and provisions of the respective options (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determination on the matters referred to in this Article II shall be final, conclusive and binding upon all optionees.

ARTICLE III

AMOUNT OF STOCK AND DURATION OF PLAN

The aggregate amount (subject to adjustment as provided in Article VIII) of stock which may be purchased pursuant to options granted under this Plan shall be 3,000,000 shares of the Company's Common Stock. Any option granted hereunder must be granted within ten (10) years from the date of approval of adoption of the Plan by the Board or the date on which this Plan is approved by the Company's shareholders, whichever is earlier. Shares subject to options under the Plan may, in the sole discretion of the Board, be either authorized and unissued shares or issued shares that have been acquired by the Company and are being held in its treasury. When options have been granted under the Plan and have lapsed, unexercised or partially unexercised, the shares that were subject thereto may be reoptioned under the Plan.

ARTICLE IV

ELIGIBILITY AND PARTICIPATION

All officers, employees, consultants and members of the Board of Directors of the Company shall be eligible to receive Stock Options under the plan.

ARTICLE V

TERMS AND CONDITIONS OF OPTIONS

Each option granted under the Plan shall be evidenced by a Stock Option Agreement (the "Agreement"), the form of which shall have been approved by the Committee and Counsel to the Company. The Agreement shall be executed by the Company and the optionee and shall set forth the terms and conditions of the option, which terms and conditions shall include, but not by way of limitation, the following:

1. Option Price. The option price shall be determined by the Committee.

2. Term of Option. The term of the option shall be selected by the Committee, but in no event shall such term exceed ten (10) years.

3. Transferability. Options granted hereunder shall not be transferable otherwise than by will or operation of the laws of descent and distribution. During the lifetime of the optionee, options granted hereunder shall be executable only by the optionee.

4. Termination of Employment. In the event an optionee terminates employment with the Company for any reason other than death, all options granted hereunder, that are not exercisable on the date of termination shall thereupon terminate. The terminated employee shall have a period of ninety (90) days subsequent to the date of termination within which to exercise options that were exercisable as of the termination date.

The Committee may, in its discretion, direct that certain Agreements contain provisions permitting exercise of an option after the retirement of an optionee. Upon the termination of employment of an optionee by reason of his death or total disability, such option(s), held by an optionee, shall terminate to the extent it was not executable at the date of his death or total disability. To the extent such options were then executable by the optionee, the estate of an optionee or the beneficiaries thereof or the totally disabled employee shall be entitled to exercise such options for a period of twelve (12) months from the date of his death or total disability, (unless the option (s) should sooner terminate according to its own provisions) but not thereafter. Notwithstanding the other provisions of this subparagraph 4, no option shall be exercised more than ten (10) years from the date upon which it is granted.

5. Other Conditions. At its sole discretion, the Committee may impose other conditions upon the options granted hereunder, including, but not by way of limitation, percentage limitations upon the exercise of options granted hereunder.

If the Plan and the shares of Common Stock reserved for options hereunder have not been registered under the Securities Act of 1933, as amended (the "Act"), the Committee shall satisfy itself that the exemption from registration afforded by Section 4(2) of the Act will be available.

ARTICLE VI

INCENTIVE STOCK OPTIONS

The Committee and the Board, in recommending and granting stock options hereunder, shall have the discretion to determine that certain options shall be Incentive Stock Options, as defined in Section 422A of the Code and the regulations thereunder, while other options shall be Non Qualified Stock Options. Neither the members of the Committee, the members of the Board nor the Company shall be under any obligation or incur any liability to any person by reason of the determination by the Committee or the Board whether an option granted under the Plan shall be an Incentive Stock Option or a Non-Qualified Stock Option. The provisions of this Article VI shall be applicable to all Incentive Stock Options at any time granted or outstanding under the Plan.

All Incentive Stock Options granted or outstanding under the Plan shall be granted and held subject to and in compliance with the terms and conditions specifically set forth in Articles II, III, IV, and V hereof and, in addition, subject to and in compliance with the following further terms and conditions:

1. The option price of all Incentive Stock Options shall not be less than one hundred percent (100%) of the fair market value of the Company's Common Stock at the time the option is granted (notwithstanding any provision of Article V hereof to the contrary);

2. No Incentive Stock Option shall be granted to any person who, at the time of the grant, owns stock possessing more than ten percent (10%) of the total combined voting power of the Company. Such ownership limitation will be waived if (i) the option price is at least one hundred ten percent (110%) of the fair market value of the Company's Common Stock at the time the option is granted; and (ii) the option by its terms must not be executable more than five (5) years from the date it is granted; and,

3. The aggregate fair market value of all shares of Common Stock (determined at the time of the grant of the option) executable for the first time by an employee during any calendar year shall not exceed $ 100,000.

ARTICLE VII

EXERCISE OF OPTIONS

Options granted hereunder may be exercised only by tendering to the Company written notice of exercise accompanied by the aggregate purchase price for the shares with respect to which the option is being exercised. No option shall be executable unless the shares issuable on the exercise thereof have been registered under the Act, or the Company shall have first received the opinion of its counsel that registration under the Act is not required in connection with such issuance. At the time of exercise, if the shares with respect to which the option is being exercised have not been registered under the Act, the Company may require the optionee to give the Company whatever written assurance counsel for the Company may require that the shares are being acquired for investment and not with a view to the distribution thereof, and that the shares will not be disposed of without the written opinion of such counsel that registration under the Act is not required. Share certificates issued to the optionee upon exercise of the option shall bear a legend to the foregoing effect to the extent counsel for the Company deems it advisable. The purchase price of shares of Common Stock of the Company acquired upon the exercise of any Non-Qualified Stock Option or Incentive Stock Option granted under the Plan may be paid by an optionee by the payment of cash, or by the assignment to the Company of shares of the Company's Common Stock theretofore owned by the optionee having a value equal to such option price, or by any combination thereof. For purposes of the Plan, shares of Common Stock shall be deemed to have a value equal to the closing bid price for a share for the trading day upon which such value is being determined.

ARTICLE VIII

ADJUSTMENTS

Subject to any required action by the Directors and shareholders of the Company, the number of shares provided for in each outstanding option and the price per share thereof, and the number of shares provided for in the Plan, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company, resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company. Subject to any required action by the Directors and shareholders of the Company, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of the Company's Common Stock subject to the option would have been entitled. In the event (hereinafter collectively referred to as an "Event of Sale or Liquidation") of (a) a dissolution or liquidation of the Company; (b) a merger or consolidation in which the Company is not the surviving corporation; (c) a sale of all or substantially all of the assets of the Company; or (d) a sale of all or substantially all of the outstanding Common Stock of the Company to one purchaser, then each outstanding option shall terminate, provided, however, that in such event, each optionee shall have the right immediately prior to any Event of Sale of Liquidation to exercise his option with respect to the full number of shares covered thereby, without regard to any installment provision contained in this Agreement. In the event of a change in the Company's Common Stock which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan. The aforesaid adjustment shall be made by the Committee whose determination in that respect shall be final, binding and conclusive. Except as hereinbefore expressly provided in this Article VIII, the optionee shall have no rights by reason of subdivision or consolidation of shares of stock of any class or payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any Event of Sale or Liquidation, or spin-off of assets or stock of another corporation; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect and no adjustment by reason thereof shall be made with respect to the number or price of shares of the Company's Common Stock subject to any option. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve or liquidate or sell or transfer all or any part of its business or assets.

ARTICLE IX

AMENDMENT OR DISCONTINUANCE

The Board may at any time amend, rescind or terminate the Plan, as it shall deem advisable, provided, however, that no change may be made in options theretofore granted under the Plan (without the consent of the optionees) which should impair the rights of the optionee. Provided, however, that no amendment to the Plan will be effective unless and until such amendment has been approved by the holders of a majority of the Company's outstanding voting stock (voting as a single class) present, or represented, and entitled to vote at a duly constituted meeting of such shareholders.

ARTICLE X

SHAREHOLDER APPROVAL

The Plan shall be effective (the "Effective Date") when it has received the approval of a majority of the Board of Directors. However, the Plan and all options granted under the Plan shall be void if the Plan is not approved by the holders of a majority of the outstanding voting stock of the Company (voting as a single class) within twelve (12) months of the Effective Date.

eMajix.com, Inc.

BY:______________________________
Ryan Corley, President

ATTEST:

_______________________________
Louis J. Aloisio, Secretary